Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Upstream Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(a)	14,375,000(1)	$17.00(2)	$244,375,000	$0.00015310	$22,103.81(3)

Fees Previously Paid	Equity	Common Stock, $0.001 par value per share	457(a)			$100,000,000	$0.00014760	$14,760.00

	Total Offering Amounts					$244,375,000		$36,863.81

	Total Fees Previously Paid							$14,760.00

	Total Fee Offsets							—

	Net Fee Due							$22,103.81

(1)	Includes 1,875,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)

This registration fee only includes the payment of $22,103.81 for an additional $144,375,000 of shares, as the registrant previously paid $14,760.00 for the registration of $100,000,000 of shares under the Securities and Exchange Commission’s prior fee rate in effect until September 30, 2024.